Exhibit 10.28

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS AGREEMENT (INDICATED BY “[***]”) BECAUSE ILEARNINGENGINES, INC. HAS DETERMINED SUCH INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

convertible NOTE PURCHASE AGREEMENT

This CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Agreement”), is made as of [●], 2024, by and among iLearningEngines Inc., a Delaware corporation (the “Company”), and the Persons (as defined below) listed on Exhibit A attached to this Agreement (each a “Lender” and collectively, the “Lenders” and together with the Company, each a “Party”, and collectively, the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in Section 1.5 or Section 8.1, as applicable.

WHEREAS, the Company desires to borrow up to $[●] in the aggregate from one or more investors pursuant to the terms and conditions of convertible promissory notes;

WHEREAS, each of the Lenders desires to loan the Company the amount set forth opposite such Lender’s name on Exhibit A attached hereto; and

WHEREAS, the Parties wish to provide for the sale and issuance of such notes in return for such consideration.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned Parties hereby agree as follows:

1. Amount and Terms of the Notes.

1.1 Convertible Promissory Notes. At the applicable Closing, each Lender agrees to remit such Lender’s Investment Amount to the Company by wire transfer of immediately available funds to an account designated in writing by the Company. Upon receipt of funds and the execution and delivery of this Agreement from a Lender, the Company shall issue and sell to such Lender a Note in principal amount equal to such Lender’s Investment Amount (or, as the case may be, the portion of such Lender’s Investment Amount funded on such date).

1.2 Subsequent Sales of Notes. After the Initial Closing and until the earliest of the consummation of a Qualified de-SPAC Transaction (as defined in the Note), the consummation of a Liquidation Event (as defined in the Note) and August 31, 2024, the Company may sell and issue additional Notes in one or more Subsequent Closings in such amounts, to such investors, and in such manner as follows by executing a counterpart signature page to this Agreement, any such Person who purchases a Note shall become a party to this Agreement and shall have the rights and obligations of a “Lender” hereunder.

1.3 Closings. The initial closing (the “Initial Closing”) hereunder shall take place remotely via the exchange of documents and signatures on the date of this Agreement or such other time and place that the Company and any participating Lender shall agree. Pursuant to Section 1.2, one or more subsequent closings may be held after the Initial Closing (each, a “Subsequent Closing”), which shall be held at such time and in such place as the Company and the Lender(s) participating in each such Subsequent Closing shall mutually agree. Subject to satisfaction or waiver of the conditions set forth in Section 4, at the Initial Closing and each Subsequent Closing, each participating Lender shall deliver to the Company such Lender’s Investment Amount and signature pages to this Agreement (if applicable) and such Lender’s Note, and the Company shall deliver to each participating Lender (x) one or more duly executed Notes dated as of such Closing and (y) signature page to the Registration Rights Agreement. The Initial Closing and each Subsequent Closing may, individually, be referred to herein as a “Closing.”

1.4 Use of Proceeds. The Company will use the proceeds from the issuance of the Notes for working capital and other general corporate purposes.

1.5 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a) “Acquiror” means Arrowroot Acquisition Corp., a Delaware corporation.

(b) “Action” means any action, assessment, suit, proceeding (including arbitration proceeding), investigation, complaint, examination, subpoena, claim, charge, hearing, grievance, litigation, summons, citation, order, audit, governmental charge or inquiry.

(c) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

(d) Board” means the Board of Directors of the Company.

(e) “Company Common Stock” means the shares of common stock, par value $0.0001 per share, of the Company.

(f) “Company Entity” means each of the Company and each of its Subsidiaries.

(g) “Company Material Adverse Effect” means any Event that (i) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole or (ii) does or would reasonably be expected to, individually or in the aggregate, prevent or materially delay the ability of the Company to consummate the Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect” pursuant to clause (i) above: (a) any change in applicable Laws or GAAP or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking of any action required by this Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), pandemic (including, for the avoidance of doubt, COVID-19) or change in climate (including any effect directly resulting from, directly arising from or otherwise directly related to such natural disaster, pandemic, or change in climate), (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, (f) any failure of the Company to meet any projections or forecasts (provided that clause (f) shall not prevent any Event not otherwise excluded from this definition of Company Material Adverse Effect underlying such failure to meet projections or forecasts from being taken into account in determining if a Company Material Adverse Effect has occurred), (g) any Events generally applicable to the industries or markets in which the Company and its Subsidiaries operate (including increases in the cost of products, supplies, materials or other goods purchased from third party suppliers), or (h) the announcement of this Agreement or execution, pendency, negotiation or consummation of the Transactions, including any termination of, reduction in the scope of, or similar adverse impact (but in each case only to the extent attributable to such announcement or consummation) on, relationships, contractual or otherwise, with any landlords, customers, suppliers, distributors, partners or employees of the Company and its Subsidiaries (it being understood that this clause (h) shall be disregarded for purposes of the representation and warranty set forth in Section 2.3), and (i) actions taken by, or at the written request of, the Lenders; provided, further, that any Event referred to in clauses (a), (b), (d), (e) or (g) above may be taken into account in determining if a Company Material Adverse Effect has occurred to the extent it has a disproportionate and adverse effect on the business, assets, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, relative to similarly situated companies in the industry in which the Company and its Subsidiaries conduct their respective operations, but only to the extent of the incremental disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to similarly situated companies in the industry in which the Company and its Subsidiaries conduct their respective operations.

(h) “Contracts” means any legally binding contracts, agreements, subcontracts, leases, and purchase orders.

(i) “COVID-19” means the COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof).

(j) “De-SPAC Combination Agreement” means the Agreement and Plan of Merger and Reorganization, dated April 27, 2023, by and among the Company, Arrowroot Acquisition Corporation and the other parties thereto, as amended, restated, modified or waived from time to time in accordance with its terms, concerning a business combination between the Company and Arrowroot Acquisition Corporation.

(k) “de-SPAC Transaction” means a business combination (in the form of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination) of the Company with a blank check company listed on the New York Stock Exchange, Nasdaq or other nationally recognized securities exchange and formed for the purpose of effecting a business combination (in the form of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination).

(l) “DPA” means the Defense Production Act of 1950, as amended, including all implementing regulations thereof.

(m) “Event” means any change, event, state of facts, development, circumstance, occurrence or effect.

(n) “Fraud” means actual intentional common law fraud under the laws of the State of Delaware (that includes the element of scienter), in any case, solely with respect to the making of the representations and warranties set forth in Section 2. Under no circumstances shall “Fraud” include any equitable fraud, constructive fraud, negligent misrepresentation, unfair dealings or other fraud or torts based on recklessness or negligence.

(o) “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

(p) “Governmental Authority” means any (i) government, (ii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal) or (iii) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, in the case of any of clause (i) through (iii), whether U.S. federal, state, local, municipal, foreign, supranational or of any other jurisdiction.

(q) “Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

(r) “ILE Australia” means ILearningEngines PTY LTD, an entity formed under the laws of Australia.

(s) “ILE India” means iLearningEngines India Private Limited, an entity formed under the laws of India.

(t) “ILE UAE” means iLearningEngines FZ-LLC, an entity formed under the laws of the United Arab Emirates.

(u) “in2vate” means in2vate, LLC, an Oklahoma limited liability company.

(v) “Investment Amount” shall mean the dollar amount committed by a given Lender and set forth opposite such Lender’s name on the Schedule of Lenders attached hereto as Exhibit A.

(w) “Law” means any statute, law (including common law), ordinance, rule, regulation, Governmental Order or other similar legal requirement, in each case, of any Governmental Authority.

(x) “Leased Real Property” means all real property leased, licensed, subleased or otherwise used or occupied by the Company or any of its Subsidiaries.

(y) “Licenses” means any approvals, authorizations, consents, licenses, registrations, permits or certificates of a Governmental Authority.

(z) “Lien” means all liens, mortgages, deeds of trust, pledges, hypothecations, encumbrances, security interests, adverse claim, options, restrictions, claims or other liens of any kind whether consensual, statutory or otherwise.

(aa) “Note” means a convertible promissory note in substantially the form attached hereto as Exhibit B.

(bb) “Organizational Documents” means the organizational and governing documents of a non-natural Person, including, as applicable, the charter, articles or certificate of incorporation, bylaws, articles of organization or certificate of formation, operating agreement or similar governing documents, as amended.

(cc) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(dd) “Securities” means the securities issuable upon conversion of the Notes.

(ee) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ff) “Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which, if a (i) corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) partnership, limited liability company or other business entity, a majority of the partnership, limited liability company or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, limited liability company or other business entity. For the avoidance of doubt, for purposes of this Agreement, each of ILE India, ILE UAE, ILE Australia and in2vate shall be deemed to be Subsidiaries of the Company.

(gg) “Taxes” means any and all U.S. federal, state, or local or non-U.S. taxes, including income, gross receipts, license, payroll, recapture, net worth, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, alternative or add-on minimum, estimated, and other taxes, including any interest, penalty, or addition to tax of any of the foregoing.

(hh) “Transaction” means the transactions contemplated by the Transaction Agreements.

(ii) “Transaction Agreements” means this Agreement and the Notes.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Lender that the representations and warranties made hereunder are true and complete as of the date of the Initial Closing, except as otherwise indicated.

2.1 Company Organization. The Company has been duly incorporated and is validly existing and in good standing under the Laws of the State of Delaware, and has the requisite corporate power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The Organizational Documents of the Company, as amended to the date of this Agreement and as previously made available by or on behalf of the Company to the Lenders, are true, correct and complete. The Company is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would be material to the business of the Company and its Subsidiaries, taken as a whole. The Company is not in violation of any of the provisions of its Organizational Documents.

2.2 Due Authorization.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Agreements and to consummate the Transactions and to perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Agreements and the consummation of the Transactions have been duly and validly authorized and approved by the Board, and no other corporate proceeding on the part of the Company is necessary to authorize this Agreement and the other Transaction Agreements. This Agreement and the other Transaction Agreements have been duly and validly executed and delivered by the Company. This Agreement and the other Transaction Agreements constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b) On or prior to the date of this Agreement, the Board has duly adopted resolutions (i) determining that this Agreement and the other Transaction Agreements and the Transactions are advisable and fair to, and in the best interests of, the Company and its stockholders, as applicable, (ii) authorizing and approving the execution, delivery and performance by the Company of this Agreement and the other Transaction Agreements and the Transactions and (iii) recommending that the holders of the Company Common Stock approve this Agreement and the Transactions. No other corporate action is required on the part of the Company or any of its stockholders to enter into this Agreement or the other Transaction Agreements.

2.3 No Conflict. The execution and delivery by the Company of this Agreement and the other Transaction Agreements and the consummation of the Transactions do not and will not (a) violate or conflict with any provision of, or result in the breach of, or default under the Organizational Documents of the Company, (b) violate or conflict with any provision of, or result in the breach of, or default under any Law or Governmental Order applicable to the Company or any of the Company’s Subsidiaries, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any material Contract to which the Company or any of the Company’s Subsidiaries is a party or by which the Company or any of the Company’s Subsidiaries may be bound or any License of the Company or any of its Subsidiaries, or terminate or result in the termination of any such foregoing Contract or (d) result in the creation of any Lien upon any of the properties or assets of the Company or any of the Company’s Subsidiaries, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not (i) have or would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform their obligations under this Agreement or (ii) be material to the business of the Company and its Subsidiaries, taken as a whole.

2.4 Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of the Lenders contained in this Agreement, no consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority is required on the part of the Company or its Subsidiaries with respect to the Company’s execution or delivery of this Agreement or the consummation by the Company of the Transactions, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

3. Representations and Warranties of the Lenders. Each Lender hereby represents and warrants to the Company, severally and not jointly, that:

3.1 Authorization. Such Lender has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which such Lender is a party, when executed and delivered by such Lender, will constitute valid and legally binding obligations of such Lender, enforceable against such Lender in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2 Purchase Entirely for Own Account. This Agreement is made with such Lender in reliance upon such Lender’s representation to the Company, which by such Lender’s execution of this Agreement, such Lender hereby confirms, that the Note and the Securities to be acquired by such Lender will be acquired for investment for such Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Lender further represents that such Lender does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. Such Lender has not been formed for the specific purpose of acquiring the Securities.

3.3 Disclosure of Information. Such Lender has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Notes with the Company’s management and has had an opportunity to review the Company’s facilities. Such Lender acknowledges and agrees that it has accessed and reviewed (i) the Registration Statement of Acquiror, filed on Form S-4 with the Securities and Exchange Commission (the “SEC”) (File No. 333-274333), as amended, (ii) the Proxy Statement/Prospectus of Acquiror filed pursuant to Rule 424(b)(3) filed with the SEC (File No. 333-274333) on February 5, 2024, and (iii) the Prospectus Supplement of Acquiror filed with the SEC (File No. 333-274333) on March 28, 2024.

3.4 Restricted Securities. Such Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. Such Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.5 Legends. Such Lender understands that the Notes and any Securities may be notated with one or all of the following legends:

“THESE SECURITIES AND THE SHARES ISSUABLE UPON CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.”

(a) Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate, instrument, or book entry so legended.

3.6 Accredited Investor. Such Lender is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.7 Foreign Investors. If such Lender is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Lender hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to purchase the Notes or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Notes, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Notes. Such Lender’s purchase and payment for and continued beneficial ownership of the Notes will not violate any applicable securities or other laws of such Lender’s jurisdiction.

3.8 CFIUS Foreign Person Status. Unless such Lender has notified the Company in writing, such Lender is not a “foreign person” or a “foreign entity,” as defined in Section 721 of the DPA. Unless such Lender has notified the Company in writing, such Lender is not controlled by a “foreign person,” as defined in the DPA. Such Lender does not permit any foreign person affiliated with such Lender, whether affiliated as a limited partner or otherwise, to obtain through such Lender any of the following with respect to the Company: (i) access to any “material nonpublic technical information” (as defined in the DPA) in the possession of the Company; (ii) membership or observer rights on the Board of Directors or equivalent governing body of the Company or the right to nominate an individual to a position on the Board of Directors, or equivalent governing body of the Company; (iii) any involvement, other than through the voting of shares, in the substantive decision making of the Company regarding (x) the use, development, acquisition, or release of any “critical technology” (as defined in the DPA), (y) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Company, or (z) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA); or (iv) “control” of the Company (as defined in the DPA).

3.9 No General Solicitation. Neither such Lender, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Notes.

3.10 Exculpation Among Lenders. Such Lender acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Such Lender agrees that neither any other Lender nor the respective controlling Persons, officers, directors, partners, agents, or employees of any other Lender shall be liable to any other Lender for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Notes.

3.11 Residence. If such Lender is an individual, then such Lender resides in the state or province identified in the address of such Lender set forth on Exhibit A; if such Lender is a partnership, corporation, limited liability company or other entity, then the office or offices of such Lender in which its principal place of business is identified in the address or addresses of such Lender set forth on Exhibit A.

3.12 “Bad Actor” Matters. Such Lender hereby represents that no Disqualification Event is applicable to such Lender or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Lender hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Lender or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 3.12, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of such Lender’s securities for purposes of Rule 506(d) of the Securities Act.

4. Conditions to the Lenders’ Obligations at Closing. The obligations of each Lender to remit such Lender’s Investment Amount at any Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of the Initial Closing.

4.2 Performance. The Company Entities shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company Entities on or before such Closing.

4.3 Qualifications. All authorizations, approvals or permits, if any, of any Governmental Authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance of the Notes pursuant to this Agreement shall be obtained and effective as of such Closing.

4.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Lender, and each Lender (or its respective counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to issue the Notes to any particular Lender at the Initial Closing or any subsequent Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1 Representations and Warranties. The representations and warranties of such Lender contained in Section 3 shall be true and correct in all respects as of such Closing.

5.2 Performance. Such Lender shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by such Lender on or before such Closing.

5.3 Qualifications. All authorizations, approvals or permits, if any, of any Governmental Authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance of the Notes pursuant to this Agreement shall be obtained and effective as of the Closing.

5.4 Subordination Agreement. Such Lender will have executed and delivered to WTI Fund X, Inc. (together with its affiliates, including Venture Lending & Leasing IX, Inc., “WTI”) a subordination agreement, in form and substance acceptable to WTI and the Company.

5.5 Waiver of Most Favored Nations Provision. Each of the parties to that certain Convertible Note Purchase Agreement, dated April 27, 2023 (the “2023 Purchase Agreement”) (other than the Company), shall have executed and delivered to the Company enforceable and irrevocable written waivers of each such party’s rights under Section 8 (Most Favored Nations) of the 2023 Purchase Agreement, including the right to require the Company to amend and restated the 2023 Purchase Agreement to be identical to the terms of this Agreement with respect to more favorable economic terms (including Section 8 of this Agreement).

6. Survival of Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall expire at the Initial Closing, except in the case of Fraud. After the Initial Closing, the Company shall have no liability to a Lender for any breach or inaccuracy of the representations and warranties of the Company contained in this Agreement, except in the case of Fraud. No provision of this Agreement shall be deemed a waiver by any Lender of any right or remedy which such Lender may have based upon Fraud, nor shall any such provision limit or be deemed to limit (x) the amounts of recovery sought or awarded in any such claim for Fraud, (y) the time period during which a claim for Fraud may be brought, or (z) the recourse which any Lender may seek against the Company with respect to a claim for Fraud. Each covenant or agreement of the parties that by its terms contemplates performance after the Initial Closing shall survive in accordance with the terms of this Agreement.

7. Registration Rights. At the closing of the transactions contemplated by the De-SPAC Combination Agreement, the Company shall cause the Acquiror (as defined therein) to enter into the Registration Rights Agreement (as defined therein) with each Lender, subject to each Lender executing and delivering to the Acquiror a joinder to the Registration Rights Agreement, in substantially the form attached hereto as Exhibit C.

8. Anti-dilution Protection Following Conversion Upon a Qualified SPAC.

8.1 Certain Definitions.

(a) “Conversion Price” means the price per share at which the Principal (as defined in the Note), together with accrued but unpaid interest, on each Note converts into Incentive Shares in accordance with Section 2.b. of the Note.

(b) “Incentive Shares” shall have the meaning set forth in the Merger Agreement entered into on April 27, 2023, as amended or supplemented, by and between Arrowroot Acquisition Corp, ARAC Merger Sub, Inc. and the Company.

(c) “Make-Whole Payment” means, with respect to a SPAC Share, a number of additional Incentive Shares (rounded down to the nearest whole share) equal to (i) the Conversion Price, divided by the Reference Price, minus (ii) one (1). The Conversion Price and Reference Price shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during the period beginning on the date the SPAC Shares are issued upon conversion of the Notes and ending on the Reference Date.

(d) “Principal Market” means the principal national securities exchange on which the Common Stock is then listed or traded.

(e) “Reference Date” means November 30, 2024.

(f) “Reference Price” means the greater of (i) the VWAP of the SPAC Shares over the ten (10) Trading Days immediately preceding the Reference Date and (ii) $1.00.

(g) “Trading Day” means any day on which the Principal Market is open for trading (regular way), including any day on which it is open for trading (regular way) for a period of time less than the customary time.

(h) “Transfer” means to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any SPAC Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any SPAC Shares.

(i) “VWAP” means, for the SPAC Shares for a specified period, the dollar volume-weighted average price for the SPAC Shares on the Principal Market, for such period, as reported by Bloomberg through its “AQR” function. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

8.2 Make-Whole Payment.

(a) Following the conversion of the Notes pursuant to Section 2.b. of the Notes, if the VWAP of the SPAC Shares over the ten (10) Trading Days immediately preceding the Reference Date is below the Conversion Price, then the Company shall cause the Acquiror to, as soon as reasonably practicable, issue to each Lender a Make-Whole Payment with respect to each SPAC Share then by such Lender on the Reference Date.

(b) Notwithstanding anything to the contrary in the foregoing, the right of a Lender to receive a Make-Whole Payment is not transferrable, and neither the Lender nor a transferee of SPAC Shares shall receive a Make-Whole Payment with respect to any SPAC Shares that have been Transferred prior to the Reference Date.

(c) Notwithstanding anything to the contrary in the foregoing, the maximum number of shares issuable in connection with Make-Whole Payments, in the aggregate, shall not exceed 10,000,000 Incentive Shares (the “Make-Whole Payment Cap”) and the Acquiror shall not have any obligation to issue any Make-Whole Payment in excess of the Make-Whole Payment Cap. If the number of Incentive Shares issuable, in the aggregate, in connection with Make-Whole Payments exceed the Make-Whole Payment Cap, then each Lender shall receive its pro rata portion of the Make-Whole Payment Cap based on the proportion of the Make-Whole Payments issuable to such Lender without regard to the Make-Whole Payment Cap, divided by the aggregate Make Whole-Payments issuable to all Lenders without regard to the Make-Whole Payment Cap.

(d) In order to be eligible to receive the Make-Whole Payment, each Lender shall cooperate with the Acquiror and shall execute and deliver such documents and take such other actions as the Acquiror may reasonable request in connection with the issuance of the Make-Whole Payment, including certifying as to the number of SPAC Shares beneficially owned within the meaning of Section 16 of the Exchange Act by such Lender and any Transfers of SPAC Shares by such Lender.

9. Miscellaneous.

9.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

9.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the Party to be notified, (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 9.5. If notice is given to the Company, it shall be sent to 6701 Democracy Blvd, Bethesda, Maryland 20817, Attention: P.K. Chidambaran; and a copy (which copy shall not constitute notice) shall also be sent to Cooley LLP, 1299 Pennsylvania Avenue, NW, Suite 700, Washington, DC 20004, Attention: Dan Peale ([***]), Josh Holleman ([***]) and David Silverman ([***]).

9.6 No Finder’s Fees. Each Party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Lender (on a several and not joint basis) agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Lender or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Lender from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

9.7 Fees and Expenses. Each party hereto shall bear its own legal fees and costs in connection with the purchase of Notes.

9.8 Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

9.9 Amendments and Waivers. Except as set forth in Section 1.2, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and lenders (including the Lenders hereunder) holding a majority of the outstanding principal amount of the Notes issued hereunder and issued under that certain Convertible Note Purchase Agreement, dated April 27, 2023, by and among the Company and the lenders a party thereto (collectively, the “Majority Holders”). Any amendment or waiver effected in accordance with this Section 9.9 shall be binding upon the Lenders and each transferee of the Notes (or the Securities issuable upon conversion thereof), each future holder of all such securities, and the Company.

9.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

9.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

9.12 Entire Agreement. This Agreement (including the Exhibits hereto) and the other Transaction Agreements constitute the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties are expressly canceled.

9.13 Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

9.14 Dispute Resolution. The Parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any Action arising out of or based upon this Agreement, (b) agree not to commence any Action arising out of or based upon this Agreement except in the state courts of the State of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

9.15 No Commitment for Additional Financing. The Company acknowledges and agrees that no Lender has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Notes as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Lender or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Lender or its representatives, and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Lender and the Company, setting forth the terms and conditions of such financing or investment and stating that the Parties intend for such writing to be a binding obligation or agreement. Each Lender shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

9.16 Interpretation. The words “include” and “including”, and other words of similar import when used herein shall not be deemed to be terms of limitation but rather shall be deemed to be followed in each case by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any capitalized term used in any Exhibit but not otherwise defined therein will have the meaning given to such term in this Agreement. The word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”. The words “herein”, “hereto”, “hereunder” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Any reference herein to “dollars” or “$” shall mean United States dollars. The term “or” shall not be exclusive and shall be deemed to mean “and/or”. References to any statute, listing rule, rule, standard, regulation or other Law will be (a) interpreted to include any revision of or successor to the same, regardless of how it is numbered or classified and (b) deemed to include a reference to the corresponding rules and regulations, if any, and each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time. Any reference herein to a Governmental Authority shall be deemed to include reference to any successor thereto. Any representation or warranty of the Company set forth in this Agreement shall also be deemed to apply to any predecessor of the Company.

9.17 Waiver of Conflicts. Each Party acknowledges that Cooley LLP (“Cooley”) has acted as counsel solely to the Company with respect to this Agreement and the transactions contemplated hereby (together, the “Financing”), and has negotiated the terms of the Financing solely on behalf of the Company. Cooley may have, in the past, represented or may, now or in the future, represent one or more other Parties or their Affiliates in other matters. The applicable rules of professional conduct require that Cooley inform its clients of these representations and obtain their waivers of the conflicts that may arise from such representations. The Company and each other Party hereby (a) acknowledges that such Party has been advised about such circumstances and has had an opportunity to ask for additional information, (b) acknowledges that, with respect to the Financing, Cooley has represented solely the Company and no other Party, and (c) gives its informed consent to Cooley’s representation of the Company in the Financing and Cooley’s representation of other Parties or their Affiliates in other matters.

9.18 Tax Matters. The Company and the Lenders intend that the Notes, upon issuance, be treated as stock of the Company for U.S. federal income tax purposes. The Company and the Lenders agree to not take any position inconsistent with the foregoing intended tax characterization of the Notes on any tax return, in any administrative or judicial proceeding relating to taxes, or otherwise, unless required by a final determination of the Internal Revenue Service or other applicable income tax authority. Notwithstanding anything to the contrary herein, the Company and any other applicable withholding agent shall be entitled to deduct and withhold from any amount payable pursuant to this Agreement such Taxes that are required to be deducted or withheld from such amount under any applicable Tax Law. To the extent that any Taxes are so deducted or withheld, such Taxes shall be (a) timely remitted to the appropriate Tax authority and (b) if so remitted, treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

9.19 Reliance.

(a) Each Lender acknowledges and agrees that it has conducted its own investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company for such purpose. Each Lender acknowledges and agrees that: (i) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, such Lender has relied solely upon its own investigation and the express representations and warranties of the Company set forth in Section 2 of this Agreement and disclaims reliance on any other representations and warranties of any kind or nature, express or implied (including any relating to the future or historical financial condition, results of operations, assets or liabilities or prospects of the Company), and (ii) none of the Company stockholders, the Company or any other Person has made any representation or warranty as to a Company stockholder, the Company or the accuracy or completeness of any information regarding the Company furnished or made available to Lender and its representatives, except as expressly set forth in Section 2 of this Agreement.

(b) Each Lender acknowledges and agrees that, in connection with the due diligence investigation of the Company by such Lender and its Affiliates, stockholders, directors, officers, employees, agents, representatives or advisors, such Lender and its Affiliates, stockholders, directors, officers, employees, agents, representatives and advisors have received and may continue to receive after the date hereof from the Company and its Affiliates, stockholders, directors, officers, employees, consultants, agents, representatives and advisors certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its businesses and operations. Each Lender hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, and that such Lender will have no claim against any of the Company, or any of its Affiliates, stockholders, directors, officers, employees, consultants, agents, representatives or advisors, or any other Person, with respect thereto, including as to the accuracy or completeness of any information provided. Accordingly, each Lender hereby acknowledges and agrees that, neither the Company, nor any of its Affiliates, stockholders, directors, officers, employees, consultants, agents, representatives or advisors has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans.

9.20 Non-Recourse. Except in the case of claims against a Person in respect of such Person’s Fraud:

(a) Solely with respect to the Company and each Lender, this Agreement or the transactions contemplated hereunder may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against the Company or a Lender as named parties hereto.

(b) Except to the extent a named party hereto (and then only to the extent of the specific obligations undertaken by such named party hereto), (i) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of the Company or a Lender and (ii) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company or the Lenders under this Agreement for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereunder.

(Remainder of Page Intentionally Left Blank; Signature Pages Follow)

The Parties have executed this Note Purchase Agreement as of the date first written above.

COMPANY:

iLearningEngines Inc.

By:
	Name:	P.K. Chidambaran
	Title:	Chief Executive Officer

The Parties have executed this Note Purchase Agreement as of the date first written above.

LENDER:

By:
Name:
Title:

By:
Name:
Title:

EXHIBITS

Exhibit A – SCHEDULE OF LENDERS

Exhibit B – FORM OF NOTE

Exhibit C – FORM OF JOINDER TO REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

SCHEDULE OF LENDERS

EXHIBIT B

FORM OF NOTE

EXHIBIT C

FORM OF JOINDER TO

REGISTRATION RIGHTS AGREEMENT